Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 20, 2018, relating to the consolidated financial statements and financial statement schedules of Healthcare Trust of America, Inc. and subsidiaries, and the effectiveness of Healthcare Trust of America, Inc. and subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of Healthcare Trust of America, Inc. for the year ended December 31, 2017 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 2018, relating to the consolidated financial statements and financial statement schedules of Healthcare Trust of America Holdings, LP and subsidiaries appearing in the Annual Report on Form 10-K of Healthcare Trust of America Holdings, LP for the year ended December 31, 2017 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

February 23, 2018